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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference of our report dated January 17, 2002, with respect to the consolidated financial statements of Citizens Banking Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001 and in the Registration Statement on Form S-8 pertaining to the Citizens Banking Corporation Stock Compensation Plan filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Detroit, Michigan
April 16, 2002